Exhibit 4.2

Execution Version
SUPPLEMENTAL INDENTURE
THIS FIRST SUPPLEMENTAL INDENTURE, dated as of July 15, 2021 (this “First Supplemental Indenture”), among ZOOMINFO TECHNOLOGIES LLC, a Delaware limited liability company (“ZoomInfo Technologies”), ZOOMINFO FINANCE CORP., a Delaware corporation (the “Co-Issuer” and, together with ZoomInfo Technologies, the “Issuers”), the parties listed as “Guarantors” on the signature pages hereto (the “Guarantors”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, as trustee (the “Trustee”).

W I T N E S S E T H
WHEREAS, the Issuers, the Guarantors and the Trustee are parties to an indenture, dated as of February 2, 2021 (the “Indenture”), providing for the issuance of the Issuers’ 3.875% Senior Notes due 2029 (the “Notes”);
WHEREAS, Sections 2.2 and 9.1 of the Indenture provides that the Issuers may issue, from time to time, in accordance with the provisions of the Indenture, Additional Notes without notice to or consent of the Holders;
WHEREAS the Issuers and the Guarantors have entered into that certain purchase agreement, dated as of July 13, 2021, among the Issuers, the Guarantors and Morgan Stanley & Co. LLC, as representative of the initial purchasers identified therein, pursuant to which, among other things, the Issuers are issuing $300,000,000 in aggregate principal amount of Notes as Additional Notes (the “July 2021 Additional Notes”) as permitted by Section 2.2 of the Indenture;
WHEREAS, the July 2021 Additional Notes will have identical terms and conditions as the Initial Notes, other than issue date and issue price;
WHEREAS, the Issuers intend this First Supplemental Indenture to create and provide for the issuance of the July 2021 Additional Notes as Additional Notes under the Indenture;
WHEREAS, pursuant to Section 9.1 of the Indenture, the Issuers, the Guarantors and the Trustee are authorized to execute and deliver this First Supplemental Indenture to provide for the issuance of the July 2021 Additional Notes under the Indenture without notice to or consent of any Holder; and
WHEREAS, all things necessary to make the July 2021 Additional Notes, when executed by the Issuers and authenticated and delivered by the Trustee, issued upon the terms and subject to the conditions set forth hereinafter and in the Indenture and delivered as provided in the Indenture against payment therefor, valid, binding and legal obligations of the Issuers according to their terms, and all actions required to be taken by the Issuers under the Indenture to make this First Supplemental Indenture a valid, binding and legal agreement of the Issuers, have been done.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.    Creation of the July 2021 Additional Notes. In accordance with Sections 2.1, 2.2 and 9.1 of the Indenture, the Issuers hereby create the July 2021 Additional Notes as Additional Notes under the Indenture. The July 2021 Additional Notes shall be issued initially in an aggregate principal amount of $300,000,000 on the date hereof and will be issued at an issue price of 99.25% of the principal amount thereof, plus accrued and unpaid interest from February 2, 2021 to the date hereof. Interest on the July 2021 Additional Notes shall accrue from February 2, 2021 and the first interest payment date shall be August 1, 2021. The July 2021 Additional Notes shall be issued as Restricted Global Notes.
3.    Ratification of Indenture; First Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
4.    No Recourse Against Others. No director, manager, officer, employee, incorporator, stockholder, unitholder or member of the Issuers, any of their Subsidiaries or any of their direct or indirect parent companies, including Parent, as such, has any liability for any obligations of the Issuers or any Guarantor under the Notes, the Indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a July 2021 Additional Note, each Holder waives and releases all such liability. This waiver and release are part of the consideration for issuance of the July 2021 Additional Notes. This waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such waiver is against public policy.
5.    Notices. For purposes of Section 12.1 of the Indenture, the address for notices to each of the Issuers and the Guarantors shall be:
ZoomInfo Technologies LLC
ZoomInfo Finance Corp.
c/o ZoomInfo Technologies Inc.
805 Broadway Street, Suite 900
Vancouver, Washington 98660
Email: legal@zoominfo.com
Attention: General Counsel

6.    Governing Law. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
7.    Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement. Delivery of an executed counterpart of a signature page to this First Supplemental Indenture by telecopier, facsimile or other electronic transmission (e.g., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. This First Supplemental Indenture shall be valid, binding and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned or photocopied manual signature. Each electronic signature or faxed, scanned or photocopied manual signature shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings; provided that, notwithstanding anything herein to the contrary, the Trustee is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to reasonable procedures approved by the Trustee.
8.    Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.
9.    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each of the Issuers and each of the Guarantors.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first above written.

ZOOMINFO TECHNOLOGIES LLC
By:	/s/ Anthony Stark
Name: Anthony Stark
Title: Vice President and Secretary

ZOOMINFO FINANCE CORP., as the Co-Issuer
By:	/s/ Anthony Stark
Name: Anthony Stark
Title: Vice President and Secretary

ZOOMINFO LLC CLICKAGY LLC DATANYZE, LLC DISCOVERORG ACQUISITION (KOMIKO), LLC EVERSTRING TECHNOLOGY, LLC NEVERBOUNCE, LLC RKSI ACQUISITION CORPORATION ZOOMINFO APOLLO LLC
By:	/s/ Anthony Stark
Name: Anthony Stark
Title: Vice President and Secretary

[Signature Page to First Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:     /s/ Scott Little
    Name:    Scott Little
    Title:    Vice President

[Signature Page to First Supplemental Indenture]